FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.

CONSOLIDATED



AS OF SEPTEMBER 30, 1995



(Unaudited)



Pages 1 through 6
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
CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (in thousands, except per share amounts)
OPERATING REVENUES
  Electric                                           $2,561,182                 -        $2,561,182
  Gas                                                   376,978                 -           376,978
                                                      2,938,160                 -         2,938,160

OPERATING EXPENSES
  Fuel used in electric production                      718,907                 -           718,907
  Gas purchased                                         189,469                 -           189,469
  Purchased and exchanged power                          39,346                 -            39,346
  Other operation                                       565,032                 -           565,032
  Maintenance                                           184,931                 -           184,931
  Depreciation                                          286,304                 -           286,304
  Amortization of phase-in deferrals                      5,682                 -             5,682
  Post-in-service deferred operating
    expenses -- net                                      (3,500)                -            (3,500)
  Income                                                190,207           (28,000)          162,207
  Taxes other than income taxes                         251,632                 -           251,632
                                                      2,428,010           (28,000)        2,400,010

OPERATING INCOME                                        510,150            28,000           538,150

OTHER INCOME AND EXPENSES - NET
  Allowance for equity funds used during
    construction                                            153                 -               153
  Post-in-service carrying costs                          6,205                 -             6,205
  Phase-in deferred return                                8,349                 -             8,349
  Income taxes                                            9,408                 -             9,408
  Other - net                                           (16,191)                -           (16,191)
                                                          7,924                 -             7,924

INCOME BEFORE INTEREST AND OTHER CHARGES                518,074            28,000           546,074

INTEREST AND OTHER CHARGES
  Interest on long-term debt                            215,645                 -           215,645
  Other interest                                         22,989            80,000           102,989
  Allowance for borrowed funds used
    during construction                                  (9,191)                -            (9,191)
  Preferred dividend requirements of
    subsidiaries                                         32,742                 -            32,742
                                                        262,185            80,000           342,185

NET INCOME                                             $255,889          ($52,000)         $203,889

AVERAGE COMMON SHARES OUTSTANDING                       154,797                             154,797

EARNINGS PER COMMON SHARE                                 $1.62                               $1.31

DIVIDENDS DECLARED PER COMMON SHARE                       $1.65
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
CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1995

ASSETS
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
UTILITY PLANT - ORIGINAL COST
  In service
    Electric                                         $8,469,669                 -        $8,469,669
    Gas                                                 672,755                 -           672,755
    Common                                              185,886                 -           185,886
                                                      9,328,310                 -         9,328,310
  Accumulated depreciation                            3,317,021                 -         3,317,021
                                                      6,011,289                 -         6,011,289

  Construction work in progress                         213,922                 -           213,922
      Total utility plant                             6,225,211                 -         6,225,211

CURRENT ASSETS
  Cash and temporary cash investments                    87,443           948,000         1,035,443
  Restricted deposits                                    86,596                 -            86,596
  Accounts receivable less accumulated
    provision of $10,636,000                            267,475                 -           267,475
  Materials, supplies and fuel
    - at average cost
      Fuel for use in electric production               133,787                 -           133,787
      Gas stored for current use                         29,484                 -            29,484
      Other materials and supplies                       90,704                 -            90,704
  Property taxes applicable to subsequent year          136,773                 -           136,773
  Prepayments and other                                  30,178                 -            30,178
                                                        862,440           948,000         1,810,440

OTHER ASSETS
  Regulatory Assets
    Post-in-service carrying costs and
      deferred operating expenses                       187,780                 -           187,780
    Phase-in deferred return and depreciation           101,663                 -           101,663
    Deferred demand-side management costs               121,483                 -           121,483
    Amounts due from customers - income taxes           390,602                 -           390,602
    Deferred merger costs                                54,900                 -            54,900
    Unamortized costs of reacquiring debt                73,766                 -            73,766
    Other                                                77,001                 -            77,001
  Other                                                 149,085                 -           149,085
                                                      1,156,280                 -         1,156,280

                                                     $8,243,931          $948,000        $9,191,931
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
CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000;
    Outstanding shares - 157,139,786                     $1,572                 -            $1,572
  Paid-in capital                                     1,585,470                 -         1,585,470
  Retained earnings                                     941,652           (52,000)          889,652
    Total common stock equity                         2,528,694           (52,000)        2,476,694

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
  Not subject to mandatory redemption                   227,913                 -           227,913
  Subject to mandatory redemption                       160,000                 -           160,000

LONG-TERM DEBT                                        2,694,676                 -         2,694,676
    Total capitalization                              5,611,283           (52,000)        5,559,283

CURRENT LIABILITIES
  Long-term debt due within one year                    134,400                 -           134,400
  Notes payable                                         284,000         1,000,000         1,284,000
  Accounts payable                                      173,054                 -           173,054
  Refund due to customers                                12,878                 -            12,878
  Litigation settlement                                  80,000                 -            80,000
  Accrued taxes                                         292,677                 -           292,677
  Accrued interest                                       52,091                 -            52,091
  Other                                                  43,156                 -            43,156
                                                      1,072,256         1,000,000         2,072,256

OTHER LIABILITIES
  Deferred income taxes                               1,085,703                 -         1,085,703
  Unamortized investment tax credits                    188,222                 -           188,222
  Accrued pension and other postretirement
    benefit costs                                       161,675                 -           161,675
  Other                                                 124,792                 -           124,792
                                                      1,560,392                 -         1,560,392

                                                     $8,243,931          $948,000        $9,191,931
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
CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)

BALANCE OCTOBER 1, 1994                                $945,679                 -          $945,679

  Net income                                            255,889           (52,000)          203,889
  Dividends on common stock                            (255,637)                -          (255,637)
  Other                                                  (4,279)                -            (4,279)


BALANCE SEPTEMBER 30, 1995                             $941,652          ($52,000)         $889,652
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CINERGY CORP.

Pro Forma Consolidated Journal Entries to Give Effect to the
Borrowing of Up to $1,000,000,000 of Short-term Debt


Entry No. 1

Cash and temporary cash investments                                $1,000,000,000
  Short-term Debt                                                                    $1,000,000,000

To record the issuance of $1,000,000,000 of short-term debt.

Entry No. 2

Interest on short-term debt                                           $80,000,000
  Cash and temporary investments                                                        $80,000,000

To record interest on $1,000,000,000 of short-term debt at 8.00%.


Entry No. 3

Cash and temporary cash investments                                   $28,000,000
  Income taxes                                                                          $28,000,000

To record the reduction in income taxes due to increased interest on short-term debt
($80,000,000 at an assumed tax rate of 35%).
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